UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2004

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address Of Principal Executive Office and Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 25, 2004, the Board of Directors of Sterling Bancshares, Inc. adopted amendments to the company’s bylaws. The Board of Directors also adopted the Amended and Restated Bylaws of Sterling Bancshares, Inc., a copy of which is filed as an exhibit to this Current Report, to reflect such amendments. The amendments clarify that the Chairman of the Board appointed by the company’s Board of Directors shall not be considered an elected officer of the company. Additional amendments were made to the previous bylaws to conform with such amendment.

Item 8.01. Other Events.

On October 20, 2004, the Board of Directors appointed Mr. Steven F. Retzloff as the interim Chairman of the Board of Sterling Bancshares, Inc., succeeding Mr. George Martinez, who was named Chairman Emeritus. Such action was affirmed on October 25, 2004 at which time Mr. Retzloff was appointed the Chairman of the Board. Mr. Retzloff is an existing director of the company having served on the Board of Directors since 1988. Mr. Martinez will continue to serve as a director of the company. Mr. Martinez will also continue to serve the company pursuant to a previously announced Consulting Agreement with the company effective June 1, 2004.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws of Sterling Bancshares, Inc.

99.1	Press Release dated October 26, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2004	STERLING BANCSHARES, INC.

By: /S/ STEPHEN C. RAFFAELE

Stephen C. Raffaele
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Sterling Bancshares, Inc.

99.1	Press Release dated October 26, 2004.